UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 13, 2005

RELIANCE STEEL & ALUMINUM CO.

(Exact name of registrant as specified in its charter)

California	001-13122	95-1142616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 S. Grand Ave., Suite 5100
Los Angeles, CA 90071
(Address of principal executive offices)

(213) 687-7700
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On June 13, 2005, Reliance Steel & Aluminum Co. (“Reliance”) and its wholly-owned subsidiary RSAC Management Corp. (“RSAC”), both California corporations, entered into a Credit Agreement with Bank of America, N.A. as administrative agent, and 15 banks as lenders under this syndicated credit facility. The Credit Agreement provides for an unsecured, $600 million revolving credit facility with a term of five years. The credit facility replaces the Company’s previous $335 million credit facility. The closing of this Credit Agreement required a technical amendment to all of the Company’s outstanding Note Purchase Agreements from the Registrant’s prior issuances of senior notes to allow for the increase in commitments. The Company intends to use the credit facility for working capital and general corporate purposes, internal growth initiatives and funding acquisitions. The syndication of banks was arranged by Banc of America Securities L.L.C.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

N/A

(b)	Pro Forma Financial Information.

N/A

(c)	Exhibits.

Exhibit No.	Description
10.1	Credit Agreement dated as of June 13, 2005 by and among Registrant , Bank of America, N. A. and the lenders named therein.

10.2	Omnibus Amendment of Note Purchase Agreements dated as of June 13, 2005

99.1	Press Release dated June 14, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.
Dated: June 21, 2005	By	/s/ Karla Lewis
Karla Lewis
Executive Vice President and Chief Financial Officer

RELIANCE STEEL & ALUMINUM CO.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Credit Agreement dated as of June 13, 2005 by and among Registrant, Bank of America, N. A. and the lenders named therein.

10.2	Omnibus Amendment of Note Purchase Agreements dated as of June 13, 2005

99.1	Press Release dated June 14, 2005.